UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2012

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 West 6th Street, Austin, Texas		78701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Base Salary Adjustments

At a meeting on September 14, 2012, as part of its annual review of executive compensation, the Compensation Committee (the “Committee”) of the Board of Directors of Cirrus Logic, Inc. (the “Company”) approved the following salary increases effective as of October 1, 2012, for the Company’s named executive officers:

Named Executive Officer	Position	Prior Salary	New Salary
Jason P. Rhode	President and Chief Executive Officer	$475,000	$525,000
Thurman K. Case	Chief Financial Officer, Vice	$270,113	$290,000
	President of Finance and Treasurer
Scott A. Anderson	Senior Vice President and General	$283,250	$305,000
	Manager, Mixed Signal Audio
Gregory S. Thomas	Vice President, General Counsel, and	$280,500	$295,000
	Corporate Secretary
Thomas Stein	Vice President and General Manager,	$242,550	$255,000
	EXL Division

The Committee increased Dr. Rhode’s base salary in recognition of his performance and the Committee’s objective of bringing his targeted total cash compensation (including salary and target incentive plan payout) in line with the 50th percentile of targeted total cash compensation of Chief Executive Officers of comparable peer companies. The Committee also increased the base salaries of our named executive officers. These increases were intended to recognize the performance of the named executive officers during the previous year and to move their targeted total compensation toward the 50th percentile of the targeted total cash compensation for positions of similar scope and responsibility at the Company’s peer companies. Prior to the salary increases, the targeted total cash compensation for each named executive officer was below the 50th percentile of the targeted total cash compensation for positions of similar scope and responsibility at the Company’s peer companies.

Equity Awards

In addition, as part of a company-wide award of equity to key employees, the Committee approved the following equity grants to named executive officers pursuant to the Company’s 2006 Stock Incentive Plan, which was filed with the Securities and Exchange Commission (“SEC”) on Form S-8 on August 1, 2006:

			Restricted Stock
Named Executive Officer	Position	Stock Option Awards	Unit Awards
Jason P. Rhode	President and Chief Executive Officer	110,000	30,000
Thurman K. Case	Chief Financial Officer, Vice	20,000	10,000
	President of Finance and Treasurer
Scott A. Anderson	Senior Vice President and General	24,000	12,000
	Manager, Mixed Signal Audio
Gregory S. Thomas	Vice President, General Counsel, and	20,000	10,000
	Corporate Secretary
Thomas Stein	Vice President and General Manager,	20,000	10,000
	EXL Division

The price of the stock option awards will be set at the closing price on the Company’s stock on the Company’s regularly scheduled monthly grant date of October 3, 2012. The options will have a term of ten years and 25% will vest one year from the grant date, and the remaining options will vest 1/36th monthly thereafter until fully vested after four years. The restricted stock unit awards will also be granted on October 3, 2012, and 100% of the shares underlying the restricted stock unit awards will vest on the third anniversary of the grant date. All awards are subject to continued service through each vesting date.

The Committee awarded equity grants to its named executive officers with an expected total value such that each named executive officer’s target total direct compensation is at or near the seventy-fifth percentile of the target total direct compensation for comparable positions at the Company’s peer companies.  The Committee awarded these grants in recognition of the performance of the individuals and the strong recent performance and growth of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

September 20, 2012	By:	Thurman K. Case

Name: Thurman K. Case
Title: Chief Financial Officer, Vice President of Finance and Treasurer